SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2009

PACIFIC BLUE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

42016 N. Anthem Heights Drive Anthem, AZ 85086
(Address of principal executive offices)

(623) 221-5546
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.339.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 1.01

Entry into a Material Definitive Agreement.

(a)

 On December 7, 2009, Siliken Renewable Energy, Inc. ("Siliken") entered into a Product Sales Agreement (the "Agreement") with Pacific Blue Energy Corp. (the "Registrant"), pursuant to which the Company will purchase products manufactured by Siliken. Siliken is in the business of manufacturing and selling photovoltaic modules and related products, namely solar panels, inverters and racking ("Products").

(b)

In accordance with the terms and conditions of the Agreement, the Company agrees to an initial order of 50kw by which Siliken will provide solar panels, inverters and racking.  The company agrees to pay for said products in full, at a pre tax sale price of $2.33 per watt, before delivery by Siliken.

The above description of the Agreement is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, a copy of such Agreement is filed as an exhibit to this Current Report on Form 8-K (the "Current Report").

Item 9.01

Financial Statements and Exhibits.

(d)

The following exhibits are filed with this Current Report on Form 8-K:

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith

10.1	Product Sales Agreement				X

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   December 10, 2009

PACIFIC BLUE ENERGY CORP.

By: /s/ Joel P. Franklin

Joel P. Franklin, CEO

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